UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2017

GLOBAL EQUITY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

X3 Jumeirah Bay, Office 3305,

Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (971) 42767576

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2017, Global Equity International, Inc. (“GEI”) entered into and closed a Stock Purchase Agreement, pursuant to which GEI sold 100% of the common stock of one of GEI’s wholly-owned subsidiaries, Global Equity Partners Plc., to Mr. Panithan Namsak, a citizen of the Kingdom of Thailand.

Mr. Namsak is not an affiliate of GEI.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 5, 2017, Global Equity International, Inc. (“GEI”) entered into and closed a Stock Purchase Agreement, pursuant to which GEI sold 100% of the common stock of one of GEI’s wholly-owned subsidiaries, Global Equity Partners Plc., to Mr. Panithan Namsak, a citizen of the Kingdom of Thailand.

Mr. Namsak is not an affiliate of GEI.

Global Equity Partners Plc (“GEP”) owned various assets comprised of common shares in the following entities:

2,000,000 common shares of M1 Lux AG
1,500,000 common shares of Monkey Rock Group
3,200,000 common shares of Voz Mobile Limited
3,000,000 common shares of Arrow Cars International Inc.
400,000 common shares of Direct Security Integration Inc.
600,000 common shares of Primesite Developments Inc.

The book value of the above shares on the consolidated balance sheet of GEI and its subsidiaries was $603,000.

The consideration for the purchase of GEP by Mr. Panithan was his assumption of all liabilities and indebtedness of GEP in the approximate amount of $626,052. No cash consideration was paid to GEI by Mr. Namsak.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits – See “Exhibit Index” set forth below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2017
GLOBAL EQUITY INTERNATIONAL, INC.

	By:	/s/ Peter J. Smith
Peter J. Smith
Chief Executive Officer

EXHIBIT INDEX

List of Exhibits attached or incorporated by reference pursuant to Item 601 of Regulation S-B

Exhibit No.	Document Description

10.1	Stock Purchase Agreement, dated June 5, 2017, by and between Global Equity International, Inc. and Mr. Panithan Namsak